Thomas E. Bisset
Direct Line: 202.383.0118
E-mail: thomasbisset@eversheds-sutherland.com

VIA EDGAR April 20, 2023 American Family Life Insurance Company 6000 American Parkway Madison, WI 53783

RE: American Family Variable Account II
File No. 333-45592

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 for American Family Variable Account II (File No. 333‑45592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
Eversheds-Sutherland (US) LLP
/s/ Thomas E. Bisset
Thomas E. Bisset